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                                                                    EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, is made as of this 24th day of July, 1998, by and among BOWATER INCORPORATED, a Delaware corporation having a mailing address of 55 East Camperdown Way, Greenville, South Carolina 29601 ("Bowater U.S."), BOWATER PULP AND PAPER CANADA INC., a Canadian corporation having a mailing address of 1250 Rene-Levesque Blvd., West, Montreal, Quebec H3B 4Y3, and previously called Avenor Inc. ("Bowater Canada") and David J. Steuart, having a mailing address at 120 Beritt Drive, Burlington, Ontario L7L 2T1 (the "Executive").

         WHEREAS, Bowater U.S. desires to employ the Executive as President, Pulp Division through its affiliate, Bowater Canada; and

         WHEREAS, the Executive is desirous of serving Bowater U.S. and Bowater Canada in such capacity;

         NOW, THEREFORE, the parties hereto agree as follows:


         1. Employment. During the term of this Agreement Bowater U.S. agrees to continue to employ the Executive through its affiliate, Bowater Canada, and the Executive agrees to continue in the employ of Bowater U.S. or its affiliate, in accordance with and subject to the provisions of this Agreement.


         2. Term.

         (a)      Subject to the provisions of subparagraphs (b) and (c) of this
                  Section 2, the term of this Agreement shall begin on the date hereof and shall continue thereafter until terminated by any party by written notice given to the other parties at least thirty (30) days prior to the effective date of any such termination. The effective date of the termination shall be the date stated in such notice, provided that if Bowater U.S. or Bowater Canada specifies an effective date that is more than thirty (30) days following the date of such notice, the Executive may, upon thirty (30) days' written notice to Bowater U.S. and Bowater Canada, terminate his employment at an earlier date and such earlier termination shall not be, or be deemed to be, a voluntary termination of employment and shall not affect the Executive's entitlement to any rights or benefits he may have as a result of the termination of his employment by Bowater U.S. or Bowater Canada.

         (b) Notwithstanding Section 2(a), upon the occurrence of a Change in Control as defined in the Change in Control Agreement of even date herewith between Bowater U.S. and the Executive (the "Change in Control Agreement"), the term of this Agreement shall be deemed to continue until terminated, but in any event, for a period of not less than three (3) years



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         following the date of the Change in Control, unless such termination shall be at the Executive's election for other than "Good Reason" as that term is defined in the Change in Control Agreement.

         (c) Notwithstanding Section 2(a), the term of this Agreement shall end upon:

                  (i)      the death of the Executive;

                  (ii) the inability of the Executive to perform his duties properly, whether by reason of ill-health, accident or other cause, for a period of one hundred and eighty (180) consecutive days or for periods totaling one hundred and eighty (180) days occurring within any twelve (12) consecutive calendar months; or

                  (iii) the Executive's retirement on his early or normal retirement date.


         3. Position and Duties. Throughout the term hereof, the Executive shall be employed as President, Pulp Division of Bowater U.S. through its affiliate, Bowater Canada, with the duties and responsibilities customarily attendant to that office, provided that the Executive shall undertake such other and further assignments and responsibilities of at least comparable status as the Board of Directors of Bowater U.S. may direct. The Executive shall diligently and faithfully devote his full working time and best efforts to the performance of the services under this Agreement and to the furtherance of the best interests of Bowater U.S. and Bowater Canada.


         4. Place of Employment. The Executive will be employed at the offices of Bowater Canada in the Greater Metropolitan Toronto Area or at such other place as Bowater U.S. shall designate from time to time, provided, however, that if the Executive is transferred to another place of employment, necessitating a change in his residence, the Executive shall be entitled to financial assistance in accordance with the terms of the relocation policy of Bowater U.S. then in effect.


         5. Compensation and Benefits.

         (a) Base Salary. The Executive shall be paid a base salary of $353,000 (Canadian) payable in substantially equal periodic installments on regular payroll dates. The Executive's base salary shall be reviewed after six months and at least annually thereafter and from time to time may be increased (or reduced, if such reduction is effected pursuant to across-the-board salary reductions similarly affecting all management personnel of Bowater U.S.).



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         (b)      Bonus Plan. In addition to his base salary, the Executive
                  shall be entitled to receive a bonus under the bonus plans of Bowater U.S. (annual and long term) in effect from time to time determined in the manner, at the time, and in the amounts set forth under such plans. For the balance of 1998, the Executive shall be entitled to a bonus computed in accordance with the Avenor Inc. Short Term Incentive Plan, but with a 40% (in lieu of 36%) target, in lieu of participation in the short term incentive annual bonus plans of Bowater U.S. for such period.

         (c) Benefit Plans. Bowater U.S. or Bowater Canada shall make contributions on the Executive's behalf to the various benefit plans and programs of Bowater U.S. or Bowater Canada in which the Executive is eligible to participate in accordance with the provisions thereof as in effect from time to time.

         (d) Vacations. The Executive shall be entitled to paid vacation (currently five weeks per year) in keeping with the policy of Bowater U.S. as in effect from time to time, to be taken at such time or times as may be approved by Bowater U.S.

         (e) Expenses. Bowater U.S. or Bowater Canada shall reimburse the Executive for all reasonable expenses properly incurred, and appropriately documented, by the Executive in connection with the business of Bowater U.S. or Bowater Canada.

         (f) Perquisites. Bowater U.S. shall make available to the Executive all perquisites to which he is entitled by virtue of his position including, at least as of the date hereof, the perquisites to which he was entitled as an executive of Avenor Inc.


         6. Nondisclosure. During and after the term of this Agreement, the Executive shall not, without the written consent of the Board of Directors of Bowater U.S., disclose or use directly or indirectly, (except in the course of employment hereunder and in furtherance of the business of Bowater U.S. or any of its subsidiaries and affiliates) any of the trade secrets or other confidential information or proprietary data of Bowater U.S. or its subsidiaries or affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same or similar businesses.


         7. Noncompetition. During the term of this Agreement, and for a period of one (1) year after the date the Executive's employment terminates, the Executive shall not, without the prior approval of the Board of Directors of Bowater U.S. in the same or a similar capacity engage in or invest in, or aid or assist anyone else in the conduct of any business (other than the businesses of Bowater U.S. and its subsidiaries and affiliates) which directly competes with the



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business of Bowater U.S. and its subsidiaries and affiliates as conducted during the term hereof. If any court of competent jurisdiction shall determine that any of the provisions of this Section 7 shall not be enforceable because of the duration or scope thereof, the parties hereto agree that said court shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable and this Agreement in its reduced form shall be valid and enforceable to the extent permitted by law. The Executive acknowledges that the remedy of Bowater U.S. or Bowater Canada at law for a breach by the Executive of the provisions of this Section 7 will be inadequate. Accordingly, in the event of the breach or threatened breach by the Executive of this Section 7, Bowater U.S. and Bowater Canada shall be entitled to injunctive relief in addition to any other remedy it may have.


         8. Severance Pay. If the Executive's employment hereunder is involuntarily terminated for any reason other than those set forth in Section 2(c) hereof, then unless Bowater U.S. or Bowater Canada shall have terminated the Executive for "Cause", Bowater U.S. shall pay the Executive severance pay in an amount equal to twenty-four (24) months of the Executive's base salary on the effective date of the termination, plus 1/12 of the amount of the last annual bonus paid to the Executive under the annual bonus plan of Bowater U.S. applicable to the Executive for each month in the period beginning on January 1 of the year in which the termination occurs and ending on the date of the termination and for each months' base salary to which the Executive is entitled under this Section 8. Such payment shall be made in a lump sum within ten (10) business days following the effective date of the termination. The severance pay shall be in lieu of all other compensation or payments of any kind relating to the termination of the Executive's employment hereunder; provided that the Executive's entitlement to compensation or payments under the retirement plans, stock option or incentive plans, savings plans or bonus plans in which the Executive participates, attributable to service rendered prior to the effective date of the termination shall not be affected by this clause and shall continue to be governed by the applicable provisions of such plans; and further provided that in lieu hereof, at his election, the Executive shall be entitled to the benefits of the Change in Control Agreement of even date hereof between Bowater U.S. and the Executive, if termination occurs in a manner and at a time when such Change in Control Agreement is applicable. For purposes of this Agreement, the term for "Cause" shall mean because of gross negligence or willful misconduct by the Executive either in the course of his employment hereunder or which has a material adverse effect on Bowater U.S. or the Executive's ability to perform adequately and effectively his duties hereunder.


         9. Notices. Any notices required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered or mailed, by registered or certified mail, return receipt requested to the respective addresses of the parties set forth above, or to such other address as any party hereto shall designate to the other party in writing pursuant to the terms of this Section 9.


         10. Severability. The provisions of this Agreement are severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision.




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         11. Governing Law. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the Province of Ontario.


         12. Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any prior or subsequent breach by any of the parties hereto.


         13. Binding Effect. The terms of this Agreement shall be binding upon and inure to the benefit of the successors and assigns of Bowater U.S. and the heirs, executors, administrators and successors of the Executive, but this Agreement may not be assigned by the Executive.


IN WITNESS WHEREOF, Bowater U.S., Bowater Canada and the Executive have executed this Agreement as of the day and year first above written.


                                       BOWATER INCORPORATED


                                       By  /s/ Arnold M. Nemirow
                                           -------------------------------------
                                           Arnold M. Nemirow
                                       Its: Chairman and Chief Executive Officer


                                       BOWATER PULP AND PAPER CANADA INC.


                                       By  /s/ Arnold M. Nemirow
                                           -------------------------------------
                                           Arnold M. Nemirow, President






                                       /s/ David J. Steuart
                                       -----------------------------------------
                                       David J. Steuart



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